paradise
[pdse graphic omitted]                           music + entertainment, inc.
                                                ---------------------------
                                                 press release
                                                ---------------------------


              PARADISE OBTAINS $6 MILLION IN NEW CREDIT FACILITIES,
                         REDUCES DEBT AND CURES DEFAULT

--------------------------------------------------------------------------------

New York City, New York - May 11, 2004 -- Paradise Music & Entertainment, Inc. (OTCBB: PDSE), announces $6 million in new credit facilities and renegotiates a prior loan.

Paradise has obtained an agreement for mezzanine financing with MME, Inc in the aggregate amount of $960,000 with warrants to purchase 10.6 million restricted shares of common stock in Paradise at $0.002 per share.

Porter Capital (a finance company that has several years of history with Paradise) has agreed to lend Paradise $40,000 and received warrants for the right to purchase 500,000 restricted shares of Paradise common stock at $0.002 per share. Porter agreed to reduce its debt from $607,351.46 (the payment of which is in default) and to accept $300,000. This new Senior Secured Note is due and payable April 15, 2005. The Note contains a provision permitting it to be paid in full by the sale of stock that Porter already owns (or holds). Porter will also extend a $5 million accounts receivable Line of Credit for Paradise acquisitions.

Mr. Kelly Hickel, Paradise Chairman and CEO, said, "Management is pleased that it has been able to cure its default with Porter and negotiate this financing which it believes will increase shareholder value. It is important for management to know that it has the capital necessary for Paradise to take its next steps forward."



CONTACTS:
KELLY HICKEL                                  JOHN LEFEBVRE
Paradise Music & Entertainment                Shareholder Relations
888-565-3259                                  303-457-2852
kthickel@aol.com                              john@shareholder-relations.net


This press release may contain forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that these forward-looking statements involve uncertainties and risks that could cause actual performance and results of operations to differ materially from those anticipated. These risks and uncertainties include issues related to the ability to: obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new ventures, as well as other factors. The forward-looking statements contained herein represent the Company's judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. Paradise assumes no obligation to update the statements contained in this release.

                                      # # #